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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of the members of Lincolnway Energy was held on February 14, 2011. There were four proposals on the ballot for the annual meeting which are discussed below.

One proposal was for the election of three directors.

Lincolnway Energy has nine directors, who are divided into three classes based upon the length of their term. Each director is elected to a three-year term and until his or her successor is elected, and the terms of the directors are staggered so that the term of three of the directors expire each year.

The three directors whose term expired at the annual meeting were Brian Conrad, Timothy Fevold and Jeff Taylor.

At least twenty-five percent of the outstanding membership units needed to be represented at the annual meeting in order for there to be a quorum, and the vote of a plurality of the membership units which were voted on the election of the directors was the act of the members on that matter. A plurality vote means that the three nominees who received the highest number of votes would be elected to fill the three director positions. As noted below, however, there were only three nominees for the three director positions which were filled at the annual meeting. The three nominees would therefore be elected as directors so long as they received at least one vote.

There were three nominees for the three director positions. The nominees were Brian Conrad, Timothy Fevold and Jeff Taylor and they were each elected as a director at the annual meeting, to serve until the annual meeting of the members which will be held in 2014 and until their successors are elected.

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the three nominees for election as a director at the annual meeting was as follows:

Name	For	Against or Withheld	Abstentions	Broker Non-Votes
Brian Conrad	16,605	--	1,616	--
Timothy Fevold	16,604	--	1,617	--
Jeff Taylor	17,371	--	850	--

The directors whose term of office continued after the annual meeting of the members were William Couser, Rick Vaughan, Terry Wycoff, Kurt Olson, Richard Johnson and Jim Hill.

Another proposal voted upon by the members at the annual meeting was the nonbinding, advisory vote with respect to approving the compensation of Lincolnway Energy's executive officers as discussed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of the proxy statement for the annual meeting. The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, regarding the proposal was as follows:

For	Against Or Withheld	Abstentions	Broker Non-Votes
15,165	1,667	1,389	--

Another proposal voted upon by the members at the annual meeting was the nonbinding advisory vote on whether the members of Lincolnway Energy should have an advisory vote on the compensation of Lincolnway Energy's executive officers every year, every two years or every three years. The members voted to hold such advisory vote every three years, and the number of votes cast for, against or withheld and broker non-votes for each time period was as follows, and with the abstentions shown in the Every Three Years line below being the abstentions on this proposal as a whole:

Frequency	For	Against or Withheld	Abstentions	Broker Non-Votes
Every Year	3,123	--	--	--
Every Two Years	1,741	--	--	--
Every Three Years	12,690	--	667	--

The other proposal voted upon by the members at the annual meeting was the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2011. The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, regarding the proposal was as follows:

For	Against Or Withheld	Abstentions	Broker Non-Votes
17,554	166	501	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: February 16, 2011	By:	/s/ Richard Brehm
Richard Brehm, President and Chief Executive Officer